                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                  Conoco, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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

                                                                   [CONOCO LOGO]

                                  CONOCO INC.
                            600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079

March 27, 2000

Dear Stockholder:

     On behalf of your board of directors and management, you are cordially invited to attend the annual meeting of stockholders to be held at the Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas on May 16, 2000 at 10:30 a.m.

     It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please either complete and return the enclosed proxy card in the accompanying envelope or vote using the Internet or telephone voting procedures provided. Please note that voting using any of these methods will not prevent you from attending the meeting and voting in person.

     You will find information regarding the matters to be voted on at the meeting in the following pages. Our 1999 Annual Report to Stockholders is also enclosed with these materials.

     In addition to the formal items of business to be brought before the meeting, there will be a report on Conoco's operations during 1999, followed by a question and answer period. Your interest in Conoco is appreciated, and we look forward to seeing you on May 16th.

                                            Sincerely,

                                            /s/ Archie W. Dunham

                                            Archie W. Dunham
                                            Chairman, President and Chief
                                            Executive Officer

                                                                   [CONOCO LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 16, 2000

To the Stockholders of Conoco Inc.:

     The annual meeting of stockholders of Conoco Inc. will be held at the Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas on May 16, 2000 at 10:30 a.m. The purpose of the meeting is to vote on the following proposals described in the accompanying proxy statement, and any other business that may properly be presented at the meeting or any reconvened meeting after any adjournment of the meeting:

     Proposal 1. Election of three directors to serve for a three-year term.

     Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as Conoco's independent accountants for 2000.

ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 17, 2000 MAY VOTE AT THE MEETING.

     You are cordially invited to attend the meeting in person. If you are unable to attend the meeting, please vote by Internet, telephone, or by signing, dating and returning the accompanying proxy card as soon as possible.

                                            By Order of the Board of Directors

                                            /s/ Michael A. Gist

                                            Michael A. Gist
                                            Corporate Secretary

March 27, 2000
600 North Dairy Ashford
Houston, Texas 77079

                                  CONOCO INC.
                            600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
INTRODUCTION..........................    1
VOTING PROCEDURES.....................    1
  Who May Vote........................    1
  How to Vote.........................    1
  Proxies Can Be Revoked..............    1
  Meeting Attendance..................    2
  Required Votes......................    2
  Expenses of Solicitation............    2
  Proxies for Participants in Conoco
     Plans............................    2
PRINCIPAL STOCKHOLDERS................    3
  Principal Stockholders Table........    3
PROPOSAL 1 -- Election Of Directors...    4
  Nominees for Class II Directors for
     a Three-Year Term to Expire in
     2003.............................    4
  Information on Directors Continuing
     in Office........................    5
  Committees of the Board of
     Directors........................    7
  Board Compensation..................    8
STOCK OWNERSHIP OF DIRECTORS AND
  EXECUTIVE OFFICERS..................    9
  Beneficial Ownership Table..........    9
  Section 16(a) Beneficial Ownership
     Reporting Compliance.............   10
COMPENSATION OF EXECUTIVE OFFICERS....   11
  Summary Compensation Table..........   11

                                        PAGE
                                        ----
  Option Grants Table.................   12
  Option Exercises Table..............   12
  Retirement Benefits.................   12
  Pension Plan Table..................   13
  Severance Arrangements..............   13
  Certain Relationships and Related
     Transactions.....................   15
COMPENSATION COMMITTEE REPORT.........   15
  Compensation Philosophy and
     Strategy.........................   15
  Compensation Programs...............   16
  Compensation of the Chief Executive
     Officer..........................   18
STOCK PERFORMANCE GRAPHS..............   19
PROPOSAL 2 -- Ratification of the
  Appointment of Independent
  Accountants.........................   20
ADDITIONAL INFORMATION................   21
  Stockholder Proposals for the 2001
     Annual Meeting...................   21
  Advance Notice Required for
     Stockholder Nominations and
     Proposals........................   21
  Annual Report on Form 10-K..........   22

                                  INTRODUCTION

     The board of directors of Conoco Inc. is soliciting proxies to be used at the 2000 annual meeting of stockholders. We expect to mail this proxy statement and the accompanying proxy to stockholders beginning on or about March 27, 2000. The mailing address of Conoco's principal executive offices is 600 North Dairy Ashford, Houston, Texas 77079. For a period of ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at Conoco's executive offices for inspection by stockholders during ordinary business hours for proper purposes.

                               VOTING PROCEDURES

WHO MAY VOTE

     Holders of record of Class A common stock and Class B common stock at the close of business on March 17, 1999 will be entitled to vote their shares at the annual meeting. As of the record date, Conoco had 188,123,336 shares of Class A common stock and 436,786,482 shares of Class B common stock outstanding. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to five votes. The holders of Class A common stock and Class B common stock vote together as a single class on the matters to be considered at the annual meeting, and their votes are counted and totaled together.

HOW TO VOTE

     If you are a stockholder of record, you may vote in one of four ways:

          1. By attending the meeting;

          2. By voting on the Internet at the address listed on the proxy card;

          3. By using the toll-free number listed on the proxy card; or

          4. By signing, dating and returning your proxy card in the envelope provided.

If you hold your shares through someone else, such as a bank or broker, you will be able to vote on the Internet or by telephone by following the instructions on the voting instruction form you receive from your bank or broker. If you hold your shares through a bank or broker and wish to attend the annual meeting and vote your shares in person, you must indicate on the voting instruction form your desire to do so and your bank or broker will send you a proxy.

     If you either return your signed proxy or vote using the Internet or telephone voting procedures that may be available to you, your shares will be voted as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from each of the other proposals. IF YOU RETURN YOUR SIGNED PROXY CARD AND DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT. If any other items of business properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

PROXIES CAN BE REVOKED

     You can revoke your proxy at any time before its exercise in any of the following ways:

          1. By submitting written notice of revocation to the Corporate Secretary of Conoco;

          2. By submitting another proxy that is properly signed and later dated;

          3. By submitting a later Internet or telephone vote; or

          4. By voting in person at the annual meeting.

MEETING ATTENDANCE

     Because of limited seating, only stockholders, their proxy holders and Conoco's guests may attend the annual meeting. If you plan to attend, you must be a stockholder of record as of March 17, 2000, or you must bring with you a brokerage statement or other evidence of beneficial ownership showing ownership of common stock on March 17, 2000. Directions to the meeting site are on the back cover of this booklet.

REQUIRED VOTES

     The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied. Abstentions from voting on the proposal to ratify the appointment of independent accountants will be included in the voting tally and will have the same effect as a vote against such proposal. Although broker non-votes are considered present for quorum purposes, they are not considered entitled to vote with respect to either matter. Accordingly, broker non-votes will not affect the outcome of the voting.

     The directors will be elected by a plurality of the votes of shares of common stock present in person or represented by proxy at the annual meeting. Ratification of the appointment of the independent accountants will require the affirmative vote of holders of a majority of the votes of common stock present in person or represented by proxy at the meeting and entitled to vote on the matter.

EXPENSES OF SOLICITATION

     Solicitation of proxies for use at the annual meeting may be made by mail, telephone or in person, by directors, officers and regular employees of Conoco. Such persons will receive no additional compensation for any solicitation activities. Conoco will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by such entities, and Conoco will, upon the request of such record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies from Conoco stockholders will be borne by Conoco.

PROXIES FOR PARTICIPANTS IN CONOCO PLANS

     If you are a participant in the Thrift Plan for Employees of Conoco Inc. or the Thrift Plan for Retail Employees of Conoco Inc. (the "Thrift Plans"), and/or you are a participant in a Conoco Merrill Lynch Blueprint Account, you will receive combined voting instructions for such holdings in addition to the voting instructions you will receive for your individual holdings. If you are a record holder of common stock or a participant in any eligible stock plans for employees outside the United States, you will receive a separate proxy card or voting instructions for each of these holdings. Please vote all holdings via Internet, telephone or mail to ensure that all of your shares are represented at the annual meeting. An independent fiduciary for the Thrift Plans will vote in its discretion all shares held in the Thrift Plans for which no voting instructions are received by May 9, 2000.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership as of March 10, 2000 of shares of Class A and Class B common stock by each person or entity known to Conoco to be a beneficial owner of 5% or more of either class of Conoco's voting securities.

                          PRINCIPAL STOCKHOLDERS TABLE

                                                     CLASS A COMMON STOCK    CLASS B COMMON STOCK
                                                     ---------------------   ---------------------
                                                       NUMBER     PERCENT      NUMBER     PERCENT
NAME AND ADDRESS                                     OF SHARES    OF CLASS   OF SHARES    OF CLASS
----------------                                     ----------   --------   ----------   --------
Ark Asset Management Co., Inc.(1)..................  12,777,800      6.7%            --      --
  125 Broad Street
  New York, New York 10004
Capital Research and Management Company(2).........  24,839,000     13.1%    23,519,980     5.4%
  333 South Hope Street
  Los Angeles, California 90071
Citigroup Inc.(3)..................................  10,364,873      5.5%            --      --
  153 East 53rd Street
  New York, New York 10043
FMR Corp.(4).......................................          --       --     26,618,621     6.1%
  82 Devonshire Street
  New York, New York 10004
Putnam Investments, Inc. and related entities(5)...  23,079,370     12.2%            --      --
  One Post Office Square
  Boston, Massachusetts 02109
Scudder Kemper Investments, Inc.(6)................  17,239,333      9.1%            --      --
  345 Park Avenue
  New York, New York 10154

---------------

(1) Based on a Schedule 13G/A filed with the Securities and Exchange Commission ("SEC") on January 20, 2000.

(2) Based on a Schedule 13G/A filed with the SEC on February 14, 2000 with respect to the Class A common stock and a Schedule 13G filed with the SEC on February 11, 2000 with respect to the Class B common stock. Capital Research and Management Company is deemed to be the beneficial owner of these shares as a result of acting as investment advisor to various investment companies.

(3) Based on a Schedule 13G filed with the SEC on February 3, 2000 by Citigroup Inc. and its subsidiary Salomon Smith Barney Holdings, Inc. ("SSB"). Includes 9,893,434 shares beneficially owned by SSB, for which it has shared voting and dispositive power. Citigroup Inc. has shared voting and dispositive power with respect to 10,364,873 shares, but disclaims beneficial ownership of all such shares. The address of SSB is 388 Greenwich Street, New York, New York 10013.

(4) Based on a Schedule 13G filed with the SEC on February 14, 2000 by FMR Corp. on behalf of itself, Mr. Edward C. Johnson, chairman of FMR Corp., Ms. Abigail P. Johnson, a director of FMR Corp., and Fidelity Management and Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. Includes 25,299,647 shares beneficially owned by Fidelity, which acts as an investment advisor to various registered investment companies (the "Fidelity Funds"). Mr. Johnson and FMR Corp., through the control of Fidelity, each has sole power to dispose of the 25,299,647 shares, but each of the Fidelity Funds' boards of trustees has voting power over the shares held by each fund. Ms. Johnson, who owns 24.5% of the outstanding voting stock of FMR Corp., may be deemed to be part of a controlling group with respect to FMR Corp.

(5) Based on Schedule 13G/A filed with the SEC on March 10, 2000 by Putnam Investments, Inc. ("PI"), a wholly owned subsidiary of Marsh & McLennan Companies, Inc. ("MMC"), on behalf of itself, MMC, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). Consists of 15,937,755 shares beneficially owned by PIM and 7,141,615 shares beneficially owned by PAC, both wholly owned registered investment advisors of PI. Both subsidiaries have dispositive power over the shares as investment managers, but each of the mutual funds' trustees have voting power over shares held by each fund, and PAC has shared voting power over the shares held by institutional clients. The address of MMC is 1166 Avenue of the Americas, New York, New York 10036.

(6) Based on a Schedule 13G/A filed with the SEC on January 28, 2000. Scudder Kemper Investments, Inc. has sole voting power with respect to 9,893,753 shares, shared voting power with respect to 6,636,400 shares and sole dispositive power with respect to 17,178,433 shares.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

     Conoco's current restated certificate of incorporation provides that the board of directors will consist of not less than six nor more than 15 directors. The current number of authorized directors is set at seven. The board of directors is classified into three classes, designated Class I, Class II and Class III, with terms expiring in 2002, 2000 and 2001, respectively. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting to serve full three-year terms, or until their successors are elected and qualified. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors.

     Unless you withhold authority to vote for directors in the proxy, your shares will be voted for the election of the three nominees listed below. The directors will be elected by a plurality of the votes of shares of common stock present in person or represented by proxy at the meeting. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons the board of directors recommends.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF EACH NOMINEE LISTED BELOW. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

     The terms of office for the three directors in Class II expire at this annual meeting. The board of directors has selected the nominees listed below for election as Class II directors. If elected, each director will serve until the annual meeting of stockholders in 2003 or until he is succeeded by another qualified director who has been elected. The terms of office of all other directors expire at the annual meeting in 2001 or 2002, as the case may be. The board of directors held six meetings in 1999. All directors attended at least 75% of the meetings of the board of directors and the committees thereof of which they are members, except for Mr. Reilly, who missed two Compensation Committee meetings. The following biographical information regarding the nominees for director and each current director is as of March 15, 2000.

NOMINEES FOR CLASS II DIRECTORS FOR A THREE-YEAR TERM TO EXPIRE IN 2003

  [Archie W. Dunham      Archie W. Dunham, age 61, has been a Class II director since
        Photo]           July 1998. He has been President and Chief Executive Officer of Conoco since 1996 and Chairman of the Board since August
                         12, 1999. He joined Conoco in 1966 and subsequently held a number of commercial and managerial positions within Conoco and E.I. du Pont de Nemours and Company ("DuPont"). Mr.
                         Dunham is also a member of the boards of directors of
                         Louisiana-Pacific Corporation and Phelps Dodge Corporation.
                         Mr. Dunham is a former Executive Vice President, Exploration
                         Production and Executive Vice President, Refining,
                         Marketing, Supply and Transportation for Conoco. He was also a Senior Vice President, Polymers and Senior Vice President,
                         Chemicals and Pigments for DuPont. He is a director of the
                         American Petroleum Institute, the U.S.-Russia Business
                         Council and the Greater Houston Partnership. He is Chairman
                         of the United States Energy Association, Chairman of the
                         National Petroleum Council and a member of The Business
                         Council. Mr. Dunham is also a member of the Board of
                         Visitors and the Energy Center board of directors at the
                         University of Oklahoma. He also serves on the board of
                         trustees of the Memorial Hermann Healthcare System in
                         Houston, the Houston Grand Opera, the Houston Symphony, the
                         George Bush Presidential Library and the Smithsonian
                         Institution.

  [William K. Reilly     William K. Reilly, age 60, has been a Class II director
         Photo]          since October 1998. He is currently President and Chief
                         Executive Officer of Aqua International Partners, an
                         investment group which finances water improvements in
                         developing countries. Formerly, Mr. Reilly was a visiting
                         professor at the Institute of International Studies at
                         Stanford University and served as Administrator of the U.S.
                         Environmental Protection Agency from February 1989 to
                         January 1993. Mr. Reilly was president of the Conservation
                         Foundation from 1973 to 1989 and, after its affiliation with
                         World Wildlife Fund in 1985, served as President of both
                         groups. He also serves on the boards of DuPont, Royal
                         Caribbean International and Evergreen Holdings. He is
                         Chairman of the Board of the American Farmland Trust and
                         serves on the boards of National Geographic Society, World
                         Wildlife Fund and Yale University. Mr. Reilly also serves as a member of the board of the Presidio Trust of San
                         Francisco.

 [Franklin A. Thomas     Franklin A. Thomas, age 65, has been a Class II director
         Photo]          since October 1998. He has been a consultant to the TFF
                         Study Group, a non-profit initiative assisting development in southern Africa, since April 1996. Mr. Thomas was
                         President and Chief Executive Officer of The Ford Foundation
                         from 1979 to 1996. He also serves as a director of ALCOA,
                         Inc., Citigroup Inc., Cummins Engine Company, Inc., Lucent
                         Technologies, Inc. and PepsiCo, Inc.

INFORMATION ON DIRECTORS CONTINUING IN OFFICE

  Class I Directors with Terms Expiring in 2002

[Ruth R. Harkin Photo]   Ruth R. Harkin, age 55, has been a Class I director since
                         October 1998. She is Senior Vice President, International
                         Affairs and Government Relations of United Technologies
                         Corporation and Chair of United Technologies International,
                         UTC's international representation arm. Previously, Mrs.
                         Harkin was the President and Chief Executive Officer of the
                         Overseas Private Investment Corporation in the Clinton
                         administration from 1993 to 1997. Mrs. Harkin was elected as a prosecutor in the office of the County Attorney of Story
                         County, Iowa in 1973. She also served as Deputy General
                         Counsel at the U.S. Department of Agriculture and was Of
                         Counsel at the law firm of Akin, Gump, Strauss, Hauer &
                         Feld. Mrs. Harkin is a member of the Board of Visitors of
                         the College of Business Administration, University of Iowa.
                         She also sits on the boards of the National Association of
                         Manufacturers and the U.S.-Russia Business Council, and is
                         the Year 2000 U.S. Working Chair of the TransAtlantic
                         Business Dialogue.
 [Frank A. McPherson     Frank A. McPherson, age 66, has been a Class I director
         Photo]          since October 1998. He served as Chairman and Chief
                         Executive Officer of Kerr-McGee Corporation from 1983 until retirement on February 1, 1997. He joined Kerr-McGee in 1957 and held many technical, operational and managerial
                         positions, including President from 1980 to 1983. He is a
                         past director of the Federal Reserve Bank of Kansas City and the Oklahoma State University Foundation Board of Trustees.
                         Mr. McPherson serves on the boards of directors of
                         Kimberly-Clark Corp., Bank of Oklahoma, Tri-Continental
                         Corporation, Seligman Quality Fund, Inc., Seligman Select
                         Municipal Fund, Inc. and the Seligman Group of Mutual Funds.
                         He is also a member of the boards of the American Petroleum
                         Institute, Boys and Girls Clubs of America, Baptist Medical
                         Center, Oklahoma Chapter of Nature Conservancy, Oklahoma
                         City Chamber of Commerce, Oklahoma City Public School
                         Foundation, Oklahoma Medical Research Foundation and
                         Oklahoma Foundation for Excellence in Education.

  Class III Directors with Terms Expiring in 2001

[William R. Rhoades        William R. Rhodes, age 64, has been a Class III director
  Photo]                   since October 1998. He is a Vice Chairman of Citigroup Inc.
                           and Citibank, N.A. Mr. Rhodes is Vice Chairman of the
                           Institute of International Finance, a director of the
                           Private Export Funding Corporation, Chairman of the Americas
                           Society and the Council of the Americas, an Executive
                           Committee member of the Bretton Woods Committee and the
                           U.S.-Russia Business Council, and a founding member of the
                           U.S. National Advisory Council to the International
                           Management Center. Other board memberships include The Group of Thirty, The Africa-America Institute, CHIPCo, and the
                           U.S.-Egypt Presidents' Council. He is also a member of the
                           Council on Foreign Relations, the Foreign Policy
                           Association, and The Bankers Roundtable. Mr. Rhodes is a
                           past Chairman of the U.S. Advisory Committee of the
                           Export-Import Bank of the United States, past Chairman of
                           the U.S. section of the Venezuela-U.S. Business Council,
                           past President of the Venezuela-American Chamber of
                           Commerce, and past President of the Bankers Association for
                           Foreign Trade. He is a Governor and Trustee of the New York
                           and Presbyterian Hospital and a director of the New York
                           City Partnership and Chamber of Commerce. He serves as a
                           trustee of Brown University and Chairman of the Board of
                           Trustees of the Northfield Mount Hermon School.
[A.R. Tony Sanchez, Jr.    A.R. "Tony" Sanchez, Jr., age 57, has been a Class III
  Photo]                   director since August 1999. He has been active in the oil
                           and gas industry since 1973. Mr. Sanchez has been the Chief
                           Executive Officer and Chairman of the Board for Sanchez Oil
                           & Gas Corp. since 1974. A member of the University of Texas
                           System Board of Regents, Mr. Sanchez is on the boards of
                           directors of International BancShares Corporation, ZixIt
                           Corporation, the University of Texas Investment Management
                           Company, the University of Texas Foundation for
                           Entrepreneurial Excellence, the Texas Water Foundation, the
                           Smithsonian Institution, the LBJ Foundation, the American
                           Petroleum Institute, the Independent Petroleum Institute of
                           America, the National Petroleum Council and the InterState
                           Oil and Gas Compact Commission, and Little League Baseball.

COMMITTEES OF THE BOARD OF DIRECTORS

  Audit and Compliance Committee

Members: Frank A. McPherson, Chairman
         Ruth R. Harkin
         Tony Sanchez

Number of meetings in 1999: Five

Principal Functions: The Audit and Compliance Committee is responsible for:

        - overseeing Conoco's internal control structure, financial reporting, and legal and ethical compliance program, including strategic oversight of corporate safety, health and environmental policy and direction;

        - selecting an independent accounting firm, subject to stockholder ratification, to audit Conoco's financial statements;

        - requesting that Conoco's subsidiaries engage independent accountants, as deemed appropriate by the committee, to audit their respective financial statements;

        - receiving and acting on reports and comments from Conoco's independent accountants;

        - reviewing significant accounting principles employed in Conoco's financial reporting;

        - reviewing and recommending inclusion of the annual financial statements in Conoco's annual report on Form 10-K;

        - maintaining direct lines of communication with the board of directors and Conoco's management, internal auditing staff and independent accountants; and

        - reporting to the board of directors a summary of its findings and recommendations.

  Compensation Committee

Members: Franklin A. Thomas, Chairman
         William K. Reilly
         William R. Rhodes

Number of Meetings in 1999: Seven

Principal Functions: The Compensation Committee is responsible for:

        - overseeing and administering Conoco's executive compensation policies, plans and practices;

        - establishing and adjusting from time to time compensation for the President and Chief Executive Officer, the other executive officers and senior management;

        - authorizing the issuance of, and the purchase in the open market of, common stock in connection with the administration of Conoco's executive and non-executive compensation and benefit plans; and

        - overseeing succession planning for the Chief Executive Officer and other key executives; and

        - reporting to the board of directors a summary of its findings and recommendations.

BOARD COMPENSATION

     Directors who are employees of Conoco receive no additional compensation for serving on the board of directors. Upon election to the board, nonemployee directors receive a grant of restricted stock units with an aggregate value on the date of grant equal to $95,000. On an annual basis, nonemployee directors receive a fee of $30,000, a grant of restricted stock units with an aggregate value on the date of grant of $20,000, and options to purchase common stock with a present value on the date of grant of $30,000.

     Stock options and restricted stock units are awarded pursuant to the terms of the 1998 Stock and Performance Incentive Plan of Conoco Inc. Stock options have a term of ten years and become exercisable in increments of one-third of the total grant on the first, second and third anniversaries of the grant. The present value of stock options is determined using a generally accepted stock option valuation methodology. Restricted stock units are grants of units representing common stock. Shares underlying restricted stock units granted to directors may not be sold or voted for a period of three years, but dividend equivalents in the form of additional units are credited during such period. Restricted stock units vest immediately upon grant and stock options vest after six months of service as a director.

     Pursuant to the terms of Conoco's Deferred Compensation Plan for Nonemployee Directors, which was established under the 1998 Stock and Performance Incentive Plan, awards of restricted stock units are deferred and annual fees may be deferred. An election to defer must generally be made prior to the commencement of the fiscal year in which it will be earned. Once made for a particular award, the election is generally irrevocable. The deferred amounts are deemed to be invested, pursuant to the election of the participant, in common stock or in an interest-bearing account. Deferrals under the plan are unfunded.

     Each deferral election will indicate the time (either on the date of termination of service as a director or on the date that is five years following such date) and form of payment for the amounts to be deferred. Distributions to the participant for deferrals into stock units will be made in common stock and distributions for deferrals into an interest bearing account will be made in cash. Such distribution will be made at the time irrevocably selected on the deferral form, or, in the event of the participant's death, to the participant's designated beneficiary. Upon a change in control of Conoco, at the director's election, all deferred amounts (including deferred restricted stock units) may be paid in full.

     All board members are eligible to participate in the Directors' Charitable Gift Plan, which provides that, upon a director's death, Conoco will make a donation in an amount equal to $200,000 per year for five years to the tax-exempt educational institutions or charitable organizations recommended by such director and approved by Conoco. Each director will be fully vested in the Directors' Charitable Gift Plan after completing one year of service as director. Conoco may fund the Directors' Charitable Gift Plan through, among other vehicles, the purchase of life insurance policies on the lives of the directors. Conoco will be the beneficiary of and will own such policies. Directors derive no personal financial or tax benefit from the Directors' Charitable Gift Plan because the charitable, tax-deductible donations and insurance proceeds, if any, accrue solely to the benefit of Conoco.

     A board member who serves as chairman of a standing board committee receives a supplement of $5,000 annually. No additional fees are paid for serving on board committees or for attending board or committee meetings.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Class A and Class B common stock beneficially owned on March 1, 2000, by each Conoco director and director nominee, by each executive officer named in the Summary Compensation Table below and by all directors, director nominees and executive officers as a group.

                           BENEFICIAL OWNERSHIP TABLE

                                                  CLASS A SHARES              CLASS B SHARES
                                                   BENEFICIALLY    PERCENT     BENEFICIALLY    PERCENT
NAME                                               OWNED(1)(2)     OF CLASS      OWNED(3)      OF CLASS
----                                              --------------   --------   --------------   --------
Archie W. Dunham(4)............................     3,217,017       1.7 %         99,380         *
Ruth R. Harkin(5)..............................         8,344        *                --        --
Frank A. McPherson.............................         9,931        *             1,226         *
William K. Reilly..............................         7,269        *               947         *
William R. Rhodes..............................        51,294        *                --        --
Franklin A. Thomas.............................         6,294        *               554         *
A.R. "Tony" Sanchez............................            --       --             3,614         *
Gary W. Edwards................................     1,451,691        *            71,131         *
Robert E. McKee III(6).........................     1,188,646        *            73,793         *
Jimmy W. Nokes(7)..............................       597,330        *            49,596         *
Robert W. Goldman(8)...........................       356,119        *             9,302         *
Directors and Executive Officers as a Group (12
  persons).....................................     7,262,449       3.7 %        317,690         *

---------------

 *  Less than 1%

(1) Includes restricted or deferred stock units credited under the 1998 Stock and Performance Incentive Plan and the Deferred Compensation Plan for Nonemployee Directors, the following number of which may be voted or sold only upon the passage of time: Mr. Dunham -- 165,267; Ms. Harkin -- 4,994; Mr. McPherson -- 6,131; Mr. Reilly -- 5,969; Mr. Rhodes -- 4,994; and Mr. Thomas -- 4,994.

(2) Includes beneficial ownership of the following number of shares of Class A common stock which may be acquired within 60 days of March 1, 2000 through stock options awarded under compensation plans: Mr. Dunham -- 2,904,874; Ms. Harkin -- 1,300; Mr. McPherson -- 1,300; Mr. Reilly -- 1,300; Mr.
    Rhodes -- 1,300; Mr. Thomas -- 1,300; Mr. Edwards -- 1,422,920; Mr.
    Nokes -- 589,358; Mr. McKee -- 1,173,965; and Mr. Goldman -- 338,787. Of
    such options, the following number are subject to stock price hurdles which have not yet been met: Mr. Dunham -- 392,846; Mr. Edwards -- 182,324; Mr. McKee -- 173,427; Mr. Nokes -- 115,938; and Mr. Goldman -- 52,562.

(3) Includes restricted or deferred stock units credited under the 1998 Stock and Performance Incentive Plan and the Deferred Compensation Plan for Nonemployee Directors, the following number of which may be voted or sold only upon the passage of time: Mr. Dunham -- 58,824; Mr. Reilly -- 947; Mr. Sanchez -- 3,614; Mr. Thomas -- 554; Mr. Edwards -- 9,329; Mr.
    McKee -- 18,825; and Mr. Nokes -- 23,730.

(4) Includes 10,000 shares of Class A common stock and 40,556 shares of Class B common stock held in the Dunham Management Trust, a revocable grantor trust.

(5) Includes 50 shares of Class A common stock owned by Ms. Harkin's daughter.

(6) Includes 200 shares of Class A common stock and 982 shares of Class B common stock owned by Mr. McKee's son and 24,567 shares of Class B common stock owned by the McKee Family Trust.

(7) Includes 413 shares of Class B common stock owned by Mr. Nokes's daughter.

(8) Includes 1,471 shares of Class B common stock owned by Mr. Goldman's wife and 245 shares of Class B common stock owned by Mr. Goldman's son.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Conoco's directors and executive officers, and persons who own more than 10% of a registered class of Conoco's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Conoco common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Conoco with copies of all Section 16(a) forms they file.

     To Conoco's knowledge, based solely on review of the copies of such reports furnished to it and written representations that such reports accurately reflect all reportable transactions and holdings, during the year ended December 31, 1999, all Section 16(a) reports applicable to its officers and directors were filed on a timely basis.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table provides information about the compensation of Conoco's chief executive officer and four other most highly compensated executive officers at the end of 1999 (the "Named Officers"). Two additional tables provide detailed information about the employees' stock options.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                 ANNUAL COMPENSATION              -----------------------------
                                      -----------------------------------------                        SHARES
                                                                     OTHER                           UNDERLYING
NAME AND                                                            ANNUAL        RESTRICTED STOCK    OPTIONS        ALL OTHER
PRINCIPAL POSITION             YEAR     SALARY      BONUS(1)    COMPENSATION(2)      AWARDS(3)       GRANTED(4)   COMPENSATION(5)
------------------             ----   ----------   ----------   ---------------   ----------------   ----------   ---------------
Archie W. Dunham.............  1999   $1,100,040   $3,500,000      $148,324                          1,400,000        $66,002
  Chairman, President and      1998      901,261    1,300,000        29,946          $1,100,090      1,693,040         51,750
  Chief Executive Officer      1997      667,500    1,450,000        33,075                            794,936         39,950
Gary W. Edwards..............  1999      560,080    1,293,000        22,038                  --             --         33,492
  Senior Executive Vice
  President,                   1998      469,460      389,000        16,347                  --        567,974         27,620
  Corporate Strategy and       1997      431,320      725,000        24,044                  --        364,648         25,715
  Development
Robert E. McKee III..........  1999      511,000    1,330,000        17,890                  --             --         30,540
  Executive Vice President,    1998      418,775      372,000        30,573                  --        561,677         24,563
  Exploration Production       1997      374,400      718,000        16,612                  --        346,854         22,247
Jimmy W. Nokes...............  1999      360,480      432,000         2,325                  --             --         21,629
  Executive Vice President,    1998      302,160      257,000         4,065                  --        270,208         17,870
  Refining, Marketing, Supply
  and                          1997      262,600      387,000        10,733                  --        236,668         15,536
  Transportation
Robert W. Goldman............  1999      321,800      911,000           754                  --             --         19,257
  Senior Vice President,
  Finance,                     1998      262,750      140,000         6,211                  --        164,191         15,390
  and Chief Financial Officer  1997      236,700      292,000         1,513                  --        105,672         13,958

---------------

(1) On average, approximately 25% of 1999 variable compensation (i.e., bonus) was paid in Conoco Class B common stock, about 25% of 1998 variable compensation was paid in Conoco Class A common stock and about 25% of 1997 variable compensation was paid in DuPont common stock. Included in the 1999 bonus amounts are the following Special Compensation Awards in recognition of such individual's contributions to the success of Conoco's initial public offering and split-off from DuPont: Mr. Dunham -- $1,500,000; Mr.
    Edwards -- $500,000; Mr. McKee -- $500,000; Mr. Nokes -- $15,000; and Mr.
    Goldman -- $600,000. Mr. Nokes's 1998 bonus amount includes a Special Compensation Award of $35,000 in recognition of his contributions to the success of Conoco's initial public offering.

(2) As permitted by the rules of the SEC, this column excludes perquisites and other personal benefits for the Named Officer if the total incremental cost in a given year did not exceed the lesser of $50,000 or 10% of such officer's combined salary and bonus for that year. Accordingly, for Mr. Dunham in 1998 and 1997 and for Messrs. Edwards, McKee, Nokes and Goldman in all periods, the amounts shown exclude such perquisites and only represent reimbursement for the payment of taxes. Of the amounts shown for Mr. Dunham in 1999, $48,187 represents reimbursement for the payment of taxes, and $86,095 represents the approximate incremental cost to Conoco for Mr. Dunham's personal use of company aircraft, which Conoco required for security reasons.

(3) For 1998, Mr. Dunham received 47,830 restricted stock units with respect to Class A common stock valued at $23 per unit. Such stock units vest two years from the date of grant. During such period, dividend equivalents will be credited to Mr. Dunham's account in the form of additional units. Such restricted stock units had an aggregate value of $1,183,792.50 on December 31, 1999 based on the closing price on the New York Stock Exchange on such date of $24.75.

(4) For 1999, options granted are for the purchase of Class B common stock. 1998 and 1997 options are for the purchase of Class A common stock.

(5) 1999 amounts consist of matching contributions made pursuant to Conoco's Thrift Plan and the following amounts credited under Conoco's savings restoration plan: Mr. Dunham -- $56,402; Mr. Edwards -- $23,892; Mr. McKee -- $20,940; Mr. Nokes -- $12,029; and Mr. Goldman -- $9,657.

                              OPTION GRANTS TABLE

                                          INDIVIDUAL OPTION GRANTS IN 1999            POTENTIAL REALIZABLE
                                  ------------------------------------------------      VALUE AT ASSUMED
                                  NUMBER OF     PERCENT OF                           ANNUAL RATES OF STOCK
                                    SHARES        TOTAL                                 APPRECIATION FOR
                                  UNDERLYING     OPTIONS                                OPTION TERM (2)
                                   OPTIONS       GRANTED     EXERCISE   EXPIRATION   ----------------------
NAME                               GRANTED       IN 1999     PRICE(1)      DATE       5%           10%
----                              ----------    ----------   --------   ----------   -----    -------------
Archie W. Dunham................  1,400,000(3)     100%       $26.50     08/16/09     $0(4)    $59,127,845

---------------

(1) The exercise price is the average of the high and low prices of Conoco Class B common stock as reported on the New York Stock Exchange Composite Transactions Tape on the date of the grant, August 17, 1999.

(2) Represents total appreciation over the exercise price at the assumed annual appreciation rates of 5% and 10% compounded annually for the term of the options.

(3) Reflects options to purchase Class B common stock. These stock options vest in one year and have a term of 10 years. 700,000 of the options will become exercisable if the price per share of Conoco Class B common stock closes at or higher than $35 for five consecutive days by August 17, 2002. The remaining 700,000 options will become exercisable if the per share price of Conoco Class B common stock closes at or higher than $42 for five consecutive days by August 17, 2004.

(4) Reflects a projected forfeiture because stock price hurdles would not have been met based on the assumed rate of stock price appreciation. See Note 3 above.

                             OPTION EXERCISES TABLE

                (AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR-END OPTION VALUES)

                                                      NUMBER OF SHARES
                                                   UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                        SHARES                     OPTIONS AT DECEMBER 31,        IN-THE-MONEY OPTIONS AT
                       ACQUIRED                            1999(2)                 DECEMBER 31, 1999(3)
                          ON          VALUE      ---------------------------    ---------------------------
NAME                   EXERCISE    REALIZED(1)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                   --------    -----------   -----------   -------------    -----------   -------------
Archie W. Dunham.....  110,342(4)  $2,339,946     2,382,448      2,921,542(5)   $23,126,401    $4,492,387
Gary W. Edwards......       --             --     1,196,338        560,976       13,734,136     1,790,688
Robert E. McKee
  III................       --             --       958,379        547,881        9,871,888     1,728,449
Jimmy W. Nokes.......       --             --       444,584        296,079        4,126,530     1,034,315
Robert W. Goldman....   14,526        285,799       272,628        162,025        2,714,074       518,887

---------------

(1) Represents the pre-tax gain, which is the difference between the market value of the shares on the date of exercise of the options and the exercise price.

(2) Unless otherwise indicated, shares underlying unexercised options represent shares of Class A common stock.

(3) Represents the closing price for Conoco Class A and Class B common stock on December 31, 1999 of $24.75 and $24.875, respectively, less the exercise price for all outstanding exercisable and unexercisable options for which the exercise price is less than such closing price. Exercisable options have been held at least one year from the date of grant and have met applicable stock price hurdles. Unexercisable options have not met the applicable vesting schedules or stock price hurdles.

(4) Pursuant to a deferral election, stock units were acquired in lieu of shares of Class A common stock.

(5) Includes options to purchase 1,521,542 shares of Class A common stock and options to purchase 1,400,000 shares of Class B common stock.

RETIREMENT BENEFITS

     Retirement benefits for Conoco employees are provided under the Retirement Plan of Conoco Inc., and are based on an employee's years of service and average monthly pay during the employee's three highest paid years. Average monthly pay for this purpose includes regular compensation and 100% of annual variable compensation payments, but excludes other bonuses and compensation in excess of limits imposed by the Internal Revenue Code of 1986. The Code limits the amount of annual benefits which may be payable from the pension trust. Retirement benefits in excess of these limitations are paid from Conoco's general revenues under separate, nonfunded pension restoration plans.

     The table below illustrates the straight-life annuity amounts payable under the Conoco retirement plan and retirement restoration plans to Conoco employees retiring at age 65 in 1999. These amounts reflect an offset based on Social Security benefits. The current years of service credited for retirement benefits for the Named Officers are as follows: 33 years for Archie W. Dunham; 35 years for Gary W. Edwards; 31 years for Robert E. McKee III; 27 years for Jimmy W. Nokes; and 34 years for Robert W. Goldman.

                               PENSION PLAN TABLE

                                        ESTIMATED ANNUAL RETIREMENT BENEFITS ON SERVICE OF:
                                   --------------------------------------------------------------
SALARY AND VARIABLE COMPENSATION    25 YEARS     30 YEARS     35 YEARS     40 YEARS     45 YEARS
--------------------------------   ----------   ----------   ----------   ----------   ----------
$600,000.........................  $  233,000   $  280,000   $  327,000   $  375,000   $  423,000
1,250,000........................     493,000      592,000      691,000      791,000      891,000
1,900,000........................     753,000      904,000    1,055,000    1,207,000    1,359,000
2,550,000........................   1,013,000    1,216,000    1,419,000    1,623,000    1,827,000
3,200,000........................   1,273,000    1,528,000    1,783,000    2,039,000    2,295,000
3,850,000........................   1,533,000    1,840,000    2,147,000    2,455,000    2,763,000

SEVERANCE ARRANGEMENTS

     Conoco has entered into an employment agreement with Archie W. Dunham for a term ending December 20, 2003. Under the agreement, Mr. Dunham is entitled to an annual base salary, subject to annual reviews and increases, bonuses and long-term equity-based compensation that are competitive with industry practices, and participation in the most favorable incentive, retirement, welfare and other benefits Conoco offers to its senior executives.

     During the term of the agreement, Mr. Dunham has agreed not to terminate his employment within six months following a "change of control," as defined in the agreement. The agreement provides that if, during the term of the agreement, Mr. Dunham's employment is terminated under any of the following circumstances:

        - by Mr. Dunham or Conoco for any reason within 30 days following the expiration of six months after a change in control;

        - by Mr. Dunham at any time for "good reason," as defined in the agreement; or

        - by Conoco at any time other than for cause or by reason of Mr. Dunham's death or disability;

Mr. Dunham will be entitled to the following:

        - a lump sum severance payment equal to the sum of his salary, deferred compensation and vacation accrued to the date of termination and the salary and bonus that would have been payable to him through the earlier of three years following the date of termination of his employment or December 20, 2003, based on his then current salary and an annual bonus equal to the average of the two highest annual bonus awards to Mr. Dunham in the three fiscal years preceding termination;

        - welfare and other benefits continuation through the earlier of three years following the date of termination of his employment or December 20, 2003, including a sum in cash, undiscounted, equal to the retirement benefit he would have received if he had remained employed until December 20, 2003;

        - under certain circumstances, grants of options, restricted stock and other compensatory awards Mr. Dunham would have received had his employment continued through the earlier of three years following the date of termination of his employment or December 20, 2003;

        - vesting of, and termination of restrictions on, any unvested equity or performance-based awards from Conoco; and

        - if a change of control precedes termination of employment, or occurs within one year following termination, Mr. Dunham may elect to cash out equity-based compensatory awards at the highest price per share paid by specified persons during the six-month period prior to the date of the change of control.

If Mr. Dunham's employment is terminated by Conoco for cause or by Mr. Dunham for any reason other than good reason, in each case other than during the 30-day period following six months after a change of control, or if Mr. Dunham's employment is terminated by reason of his death or disability, then he will receive a lump sum severance payment equal to the sum of his salary, deferred compensation and vacation accrued to the date of termination. If Mr. Dunham remains employed until December 20, 2003, any termination of his employment thereafter will be treated as a termination by Mr. Dunham for good reason.

     Mr. Dunham will also be entitled to receive an additional payment sufficient to compensate him for the amount of any excise tax imposed on payments made under the agreement or otherwise pursuant to Section 4999 of the Code and for any taxes imposed on that additional payment.

     Conoco has established three severance plans that cover key Conoco employees, including the Named Officers: the Conoco Inc. Key Employee Severance Plan, the Conoco Inc. Key Employee Temporary Severance Plan and the Conoco Inc. Temporary Severance Plan. Benefits payable under any of the three plans are reduced by amounts payable pursuant to any other severance plan, policy or program of Conoco.

     The Key Employee Severance Plan provides that if the employment of a participant in the plan is terminated

        - within two years of a "change in control" of Conoco; or

        - after a "potential change in control" of Conoco but prior to a change in control, whether or not a change in control ever occurs, in either case by Conoco other than for "cause," or by the participant for "good reason," as such terms are defined in the plan, the participant will be entitled to:

             (a) a lump sum severance payment equal to two or three times the sum of the employee's base salary and previous year's bonus;

             (b) 24 or 36 months of welfare benefits continuation;

             (c) a pro rata portion of the annual bonus for which the employee is eligible in the year of termination; and

             (d) if necessary, a gross-up payment sufficient to compensate the participant for the amount of any excise tax imposed on payments made under the plan or otherwise pursuant to Section 4999 of the Code and for any taxes imposed on this additional payment.

     The Key Employee Severance Plan has a three-year term commencing on May 10, 1998, which term will be extended, if necessary, upon a change in control so that it expires no earlier than 24 months after such an event. Amounts payable under the plan will be in lieu of any payments or benefits that may be payable to the severed employee under any other plan, policy or program of Conoco relating to severance.

     Under the Key Employee Temporary Severance Plan, if the employment of a participant is involuntarily terminated due to a reduction in force or if a participant experiences specified adverse employment changes, including relocation and reductions in pay or position, the individual will be entitled to one year's base salary and variable bonus. The Key Employee Temporary Severance Plan expires in May 2001.

     Under the Temporary Severance Plan, benefits are paid to a participant upon termination of employment in the same circumstances as are described under the Key Employee Temporary Severance Plan, but only if such termination occurs after a "change in control," as defined in the Temporary Severance Plan. Benefits under the Temporary Severance Plan are equal to two weeks' pay for each completed year of service, up to a maximum of 52 weeks' pay. The Temporary Severance Plan expires in May 2001.

     Conoco also has established a revocable trust that may hold assets set aside to fund Conoco's obligations under certain of its benefit programs as well as the trustee's expenses incurred in disputes concerning obligations to the trust. In the event of a change in control of Conoco, the trust becomes irrevocable and Conoco is obligated to immediately contribute to the trust the cost of the benefit programs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Citigroup Inc. ("Citigroup"), through its subsidiary Salomon Smith Barney Holdings, Inc. and other subsidiaries, beneficially owned 5.5% of Conoco's Class A common stock as of December 31, 1999. Mr. William Rhodes, a member of Conoco's board of directors, is Vice Chairman of Citigroup. During 1999, several of Citigroup's subsidiaries performed services for Conoco. Salomon Smith Barney Inc. was an underwriter in Conoco's April 1999 public offering of $4 billion principal amount of senior notes and Citibank, N.A. participated in Conoco's revolving credit facilities and provided cash management and related services to Conoco. In 1999, Citigroup, through its subsidiaries, received $13.5 million in compensation for the services provided to Conoco.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY AND STRATEGY

     Conoco's goal is to provide a total compensation package that will enable the company to attract and retain key employees, inspire and reward superior performance, and align employees' interests with those of the shareholders. The compensation committee strives to fulfill this goal by:

        - establishing competitive overall levels of compensation;

        - establishing challenging short- and long-range business objectives and significantly varying compensation with performance against these objectives;

        - encouraging stock ownership; and

        - integrating all elements of compensation into a comprehensive package that supports Conoco's business direction.

The compensation committee believes that Conoco's resulting compensation program provides significant rewards for superior short- and long-term performance.

     In determining overall executive compensation levels, the compensation committee considers the compensation levels paid by a benchmark peer group of other international integrated petroleum companies. The peer group companies for compensation purposes are the same as those included in the peer group index in the stock performance graphs on page 19. Variable compensation levels for executives are designed to be approximately at the median of the peer group when both Conoco and the executive meet performance objectives, to exceed the peer group median when performance exceeds objectives, and to fall below the median when objectives are not achieved. The compensation committee draws upon compensation surveys from several outside consultants in determining competitive compensation levels.

     Although the compensation of all employees varies from year to year based on individual and company performance, the opportunity for variable compensation increases as an employee's level of responsibility increases. Accordingly, variable compensation comprises a significant portion of the total compensation package for executives. Total company, business unit, and personal performance all affect the total level of compensation.

     The company encourages Conoco stock ownership primarily through annual stock option awards and the payment of approximately 25% of annual incentive awards in the form of Conoco stock. Because the compensation committee believes that significant stock ownership will align executives' interests with those of shareholders, it has established target stock ownership levels for senior executives, ranging from five times annual salary for the CEO to three times annual salary for vice presidents. Conoco's objective is for each executive to meet the target ownership level within five years of assuming his or her position.

COMPENSATION PROGRAMS

  Base Salary and Annual Incentive

     Base salaries are initially set based on competitive compensation levels for similar positions in peer companies, and are reviewed annually and adjusted over time to recognize individual levels of contribution and competency. Conoco's objective is to provide base salary levels that approximate the median of salaries paid by its peers to persons with comparable positions in the peer companies.

     Annual incentive awards for executives are made under the Global Variable Compensation Plan ("GVC"), Conoco's annual incentive program for executives and managers. GVC payments are authorized by the 1998 Stock and Performance Incentive Plan, which was approved by the shareholders at Conoco's 1999 annual meeting. The compensation committee annually establishes performance objectives under the GVC plan after consideration of long-term internal growth targets and peer company performance.

     Each executive is assigned a target award at the beginning of the performance year based on a competitive assessment of annual incentive opportunities available to persons holding comparable positions within Conoco's peer group. Incentive awards are usually made in February of each year in respect of the prior year. The final award is calculated by adjusting the target award up or down based on both company and individual performance. The resulting actual award could range from 0% to 280% of the individual target.

     Company Performance. In determining the actual incentive award, the compensation committee initially reviews Conoco's performance for the year. First, the target award is adjusted based on Conoco's total company performance in meeting predetermined objectives for after-tax operating income ("ATOI") and cash flow from operations before asset sales ("CFO"). Each of these metrics is weighted equally, and is assigned a rating varying from 50% to 150% based on actual performance relative to the goals. In 1999, target awards were adjusted upward by 40%, representing an average of 140% performance relative to the ATOI and CFO goals.

     The resulting target award is next adjusted up or down based on the ranking of Conoco's total stockholder return relative to the total stockholder return of each of the companies in the peer group shown in the performance graphs. This adjustment can be as great as 25% up or down, depending on the quartile within which Conoco's stock performance ranks relative to that of each of the other peer companies. Target awards for 1999 were adjusted upward by 5% based on the total stockholder return of 21.8% for the Conoco Class A common stock, which was the fourth highest total stockholder return in the peer group, and placed Conoco in the second quartile. For this purpose, rankings are calculated by considering separately the total stockholder return of each of the companies in the peer group. By contrast, the performance graphs reflect the average stockholder return of all of the peer companies taken together, weighted by market capitalization, as specified by the SEC.

     Finally, an adjustment to the target award may also be made for Conoco's performance on its core values, which include safety, environmental stewardship, business ethics, and valuing all people. Any such adjustment is subjective in nature, without assigning any of the factors any particular weight. In prior years, this adjustment has affected target awards by as much as 5%. No core values adjustment was made at the total Conoco level for 1999.

     Individual Performance. After the target award has been adjusted for company performance, each executive's individual award is adjusted based on individual and business unit performance. Such components are weighted 40% and 60%, respectively.

     The 40% individual component is determined by an assessment of each executive's personal performance versus pre-set individual objectives, and a subjective evaluation of how the individual has performed versus five Leadership
Criteria: Business Direction (Strategy), Implementation (Results), Networking and Team Building, People Development, and Personal Leadership, including demonstration of core values. A Performance and Leadership rating varying from 50% to 150% is assigned based on an overall assessment of these factors.

     The 60% business unit component is calculated by averaging the performance of up to three "tiers" of organization in meeting their ATOI and CFO objectives. The application of specific tiers reflects the specific responsibilities of the executive. Each business unit is assigned a rating from 50% to 150% relative to Conoco's overall performance, and the results are averaged.

     One-fourth of the GVC award is paid in stock, and the remainder in cash. Executives may choose to defer annual incentive awards until a future date certain or until retirement. The deferred balances, which are unfunded, are credited with notional investment earnings based on the performance of several "investment" choices, including Conoco stock, equity mutual funds, or a "stable value" income account. The stock portion of deferred annual incentives must be held as stock units, which are credited with dividend equivalents and ultimately paid out in the form of Conoco stock.

     A total of $49 million in GVC awards was paid to 1,300 participants in February 2000 for 1999 performance, of which $4.35 million was paid to executive officers. This compares with a 1998 payout of $22 million. The increase in 1999 awards over 1998 was due primarily to improved earnings and cash generation.

     In addition to their GVC awards, the named executives also each received a special cash award in 1999 in recognition of each such individual's contributions to the success of Conoco's initial public offering and split-off from DuPont. The amounts were based on subjective assessments of individual contributions to that effort.

  Long-Term Incentive Compensation

     Conoco's primary long-term compensation vehicles are stock options and restricted stock. There were no restricted stock awards in 1999. Stock-based compensation is designed to provide competitive compensation, to offer an incentive to employees primarily responsible for the growth and success of the company and to align employees' interests with those of shareholders.

     A guideline value of options to be awarded is established for each level of management. The guideline is based on a competitive analysis of long-term compensation opportunities for persons holding comparable positions in the peer group companies. Each executive's individual award may be adjusted up or down from the target by as much as 50% based on the compensation committee's subjective evaluation of the individual's long-term potential and performance. Conoco's target is to make awards that match the median level awarded by its peers. Current stock ownership is not considered when determining individual awards.

     Except for the special option grant awarded the CEO described below, there were no annual stock option grants in 1999 because all employees received a "founders grant" of stock options at the time of the initial public offering in October 1998.

  Deductibility of Performance-based Compensation

     The compensation committee has, where it deems appropriate, taken steps to preserve the deductibility of performance-based compensation to the CEO and executive officers. The committee may award non-deductible compensation when it believes that such grants are in the best interest of the shareholders, balancing tax efficiency with long-term strategic objectives.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In recognition of Mr. Dunham's contributions to the success of Conoco's initial public offering and split-off from DuPont, the compensation committee approved a special one-time cash award to Mr. Dunham of $1.5 million. In establishing this amount, the committee considered Mr. Dunham's personal contributions and leadership in this endeavor, as well as special compensation provided to the CEOs of other large companies involved in spin-offs and initial public offerings over the past four years.

     Mr. Dunham was appointed Chairman of the Board upon completion of the split-off. To provide appropriate incentives to Mr. Dunham, and to insure a close alignment between his personal financial interests and those of shareholders, the committee awarded a special one-time grant of options to purchase 1,400,000 shares of Conoco Class B common stock. The exercise price of the options is $26.50, the fair market value on the grant date. One half of the options will become vested and exercisable when the price of Conoco Class B common stock reaches or exceeds $35 per share for at least five trading days. If this does not occur within three years of August 17, 1999, the options will expire. The remaining half of the options will become vested and exercisable only when the price of Conoco Class B common stock reaches or exceeds $42 per share for at least five trading days. If this does not occur within five years of August 17, 1999, the options will expire.

     Mr. Dunham received a Global Variable Compensation award of $2.0 million in recognition of his 1999 performance. This award represents 165% of the 1999 target award for the CEO. Mr. Dunham's award was calculated in the same manner as other awards under the GVC plan. The main factors considered in establishing Mr. Dunham's Performance and Leadership rating were:

     - the company's overall level of financial results;

     - improvements in underlying business performance;

     - the company's industry-leading safety record, along with continued emphasis on all other core values, including environmental stewardship, business ethics, and valuing all people; and

     - the achievement of substantially all personal objectives agreed to with the board.

Mr. Dunham's annual salary was established in October 1998. He did not receive a salary increase in 1999. In accordance with his employment agreement, Mr. Dunham's salary will be reviewed periodically and adjusted according to his job performance and the competitive level of salaries paid to other CEOs in the peer group.

                                            The Compensation Committee
                                            Franklin A. Thomas, Chairman
                                            William K. Reilly
                                            William R. Rhodes

                            STOCK PERFORMANCE GRAPHS

     The following performance graphs compare the cumulative stockholder return on the Class A common stock and Class B common stock to the cumulative total return of the Standard & Poor's 500 Stock Index and a peer group of companies. The peer group companies are Atlantic Richfield, BP Amoco, Chevron, ExxonMobil, Marathon, Phillips, Shell Transport and Trading, Royal Dutch Petroleum and Texaco. The graphs assume that the value of the investment in the common stock and each index was $100 at the initial point of each graph and that all dividends were reinvested. The initial point of the graph for Class A common stock is October 21, 1998, the date of Conoco's initial public offering. The initial point of the graph for Class B common stock is August 16, 1999, the first day of regular-way trading of the Class B common stock on the New York Stock Exchange.

                            CUMULATIVE TOTAL RETURNS
                            ------------------------

         CLASS A COMMON STOCK -- OCTOBER 21, 1998 TO DECEMBER 31, 1999

                              [PERFORMANCE GRAPH]

                              OCTOBER 21, 1998   DECEMBER 31, 1999   DECEMBER 31, 2000
                              ----------------   -----------------   -----------------
Conoco......................      $100.00             $ 90.76             $110.53
S&P 500.....................      $100.00             $114.89             $137.32
Peer Group..................      $100.00             $101.66             $124.40

          CLASS B COMMON STOCK -- AUGUST 16, 1999 TO DECEMBER 31, 1999

                              [PERFORMANCE GRAPH]

                                                AUGUST 16, 1999   DECEMBER 31, 1999
                                                ---------------   -----------------
 Conoco.......................................      $100.00            $ 90.64
 S&P 500......................................      $100.00            $110.66
 Peer Group...................................      $100.00            $ 96.24

                                   PROPOSAL 2

           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (Item 2 on Proxy Card)

     It is the responsibility of the Audit and Compliance Committee to employ, subject to stockholder ratification at each annual meeting, independent accountants to audit the financial statements of Conoco for the year and to perform such other duties as prescribed from time to time by the Audit and Compliance Committee.

     PricewaterhouseCoopers LLP served Conoco for over 15 years through various services performed in connection with the audit of Conoco's former parent company, DuPont. In 1998, Conoco appointed PricewaterhouseCoopers LLP as the independent accountants in conjunction with its initial public offering. Conoco believes that the firm's knowledge of Conoco's business and operations gained through these periods of service is most valuable. Partners and employees of the firm who work on Conoco's account are periodically changed, thus giving Conoco the benefit of new thinking and approaches in the audit area.

     Subject to ratification by the stockholders, the Audit and Compliance Committee has reappointed PricewaterhouseCoopers LLP as independent accountants to perform an audit of Conoco's consolidated financial statements for the year 2000 and to render other services as required of them.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have an opportunity to address the meeting and respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     In order to be included in the proxy material for the 2001 annual meeting, Conoco must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before November 27, 2000, directed to the Corporate Secretary of Conoco at the address indicated on the first page of this proxy statement.

ADVANCE NOTICE REQUIRED FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

     Conoco's By-laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. In order to be presented at the 2001 annual meeting, the By-laws require that written notice of director nominations by stockholders be delivered to Conoco's Corporate Secretary at Conoco's executive offices no earlier than January 16, 2001, and no later than February 15, 2001. The written notice must set forth for each person whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the number of shares of each class of capital stock of Conoco beneficially owned by such person; and (d) the written consent of such person to have such person's name placed in nomination at the meeting and to serve as a director if elected. The stockholder giving the notice must also include: (a) the name and address, as they appear on Conoco's books, of such stockholder; (b) the number of shares of each class of voting stock of Conoco that are then beneficially owned by such stockholder; (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (d) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice; and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

     In the case of other proposals by stockholders for the 2001 annual meeting, the By-laws require that written notice be delivered to Conoco's Corporate Secretary at Conoco's executive offices no earlier than January 16, 2001, and no later than February 15, 2001. The stockholder's notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of such stockholder; (c) the class or series and number of shares of capital stock of Conoco which are owned beneficially or of record by such stockholder; (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. A copy of the By-laws of Conoco setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from Conoco's Corporate Secretary at the address indicated on the first page of this proxy statement.

     In order for director nominations and stockholder proposals to have been properly submitted for presentation at this annual meeting, notice must have been received by the Corporate Secretary between the dates of January 13, 2000 and February 12, 2000. Conoco received no such notice, and no stockholder director nominations or proposals will be presented at the annual meeting.

ANNUAL REPORT ON FORM 10-K

     CONOCO WILL PROVIDE TO EACH STOCKHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. ANY SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO CONOCO SHAREHOLDER RELATIONS, P.O. BOX 2197, HOUSTON, TEXAS 77252-2197.

                                 [Conoco logo]

                DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

                             FROM DOWNTOWN HOUSTON

                           HOUSTON MARRIOTT WESTSIDE
                               13210 KATY FREEWAY
                              HOUSTON, TEXAS 77079
                                 (281) 558-8338

                  - Take I-10 West 3 miles past Sam Houston
                  Tollway.

                  - Exit Eldridge Parkway, Exit 753A.

                  - Turn right (North) on Eldridge Parkway.

                  - The hotel will be immediately on your
                    left.

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.


THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
                  FOR  WITHHELD                                                                       FOR    AGAINST   ABSTAIN
1. Election of    [ ]    [ ]      Nominees:
   Directors                      01. Archie W. Dunham,         2. Ratification of the appointment    [ ]      [ ]       [ ]
                                  02. William K. Reilly,           of PricewaterhouseCoopers LLP as
                                  03. Franklin A. Thomas           Conoco's independent accountants
For, except vote withheld from                                     for the year ending December 31,
the following nominee(s):                                          2000

----------------------





                                                                        Check this box if you have
                                                                        comments or change of address          [ ]
                                                                        and use the back of this card.




SIGNATURE(S)                                                                     DATE
             -------------------------------------------------------------------      ---------------------
Sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a Corporation, please give full corporate name by authorized officer. If you are voting by mail, please sign, date and return the Proxy Card promptly using the enclosed envelope.
- - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                   o FOLD AND DETACH HERE o






                                 [CONOCO LOGO]


                  CONOCO INC. - ANNUAL MEETING - MAY 16, 2000
                   CONOCO ENCOURAGES INTERNET OR PHONE VOTING
                         24 HOURS A DAY, 7 DAYS A WEEK
               THIS ELIMINATES THE NEED TO RETURN THE PROXY CARD.

Log onto the Internet and type: http://www.eproxyvote.com/coc

o Have your proxy card ready and follow the instructions.
o You will be able to elect to receive future mailings via the Internet.

Your electronic vote authorizes the proxies named on the reverse of this card to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

On a touch-tone phone, call toll-free 1-877-779-8683. You will hear these instructions:

o Enter the last four digits from your social security number.
o Enter the control number from the box above, just below the perforation.
o You will then have two options:

   OPTION 1: To vote as the Board of Directors recommends on all proposals; or OPTION 2: To vote on each proposal separately.

o Your vote will be repeated to you and you will be asked to confirm it.

IF YOU HAVE VOTED BY INTERNET OR PHONE, PLEASE DO NOT RETURN THE PROXY CARD.

                                  CONOCO INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 P             FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  MAY 16, 2000
 R
          The undersigned hereby appoints Rick A. Harrington and Michael A. Gist
 O and each of them, proxies, with full power of substitution and resubstitution, to vote all shares of common stock of Conoco Inc. which the
 X undersigned is entitled to vote is personally present at the annual meeting of stockholders of Conoco Inc. to be held on May 16, 2000 or at any
 Y adjournment thereof, on each of the items on the reverse side and in accordance with the directions given there, and in their discretion on all other matters that may properly come before the annual meeting and any adjournment thereof, hereby revoking any proxy heretofore given.

     If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                     SEE REVERSE
                                                                        SIDE



--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o




     ONLINE ACCOUNT ACCESS

     Registered shareholders may access their accounts and obtain online answers to stock transfer questions by signing up for Internet account access. Call 1-877-843-9327 (outside North America, call 201-536-8071) to obtain by mail a temporary personal identification number and information on viewing your account online.

     CONOCO CONNECTION

     An automatic dividend reinvestment plan is available to all stockholders of record. Participants may also add cash for the purchase of additional shares. A detailed account statement is mailed after each investment. You may also view your account over the Internet if you have Online Account Access (see above). To enroll, please call EquiServe at (800) 317-4445, outside North America call
(201) 324-0313.

     DIRECT DEPOSIT OF DIVIDENDS

     Stockholders who would like their dividends directly deposited in a U.S. bank account should contact EquiServe at (800) 870-2340, outside North America call (201) 324-0313.

     ONLINE DELIVERY OF PROXY MATERIAL

     If you vote using the Internet as shown on the reverse, you may elect to receive proxy materials electronically next year in place of receiving printed materials. You will save Conoco printing and mailing expenses, reduce the impact on the environment and obtain immediate access to the annual report, proxy statement and voting form when they become available. If you used a different method to vote, sign up anytime using your shareholder account number at the Internet web site: http://www.econsent.com/coc